UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 28, 2007
RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)
(502) 394-2100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 1.01	Entry into a Material Definitive Agreement
On February 28, 2007, the Board of Directors of Res-Care, Inc. extended its agreement with Ronald G. Geary, Chairman of the Board of Directors, under which Mr. Geary agreed to serve as non-executive Chairman of the ResCare Board. The agreement is extended on the same terms and conditions as the original agreement and until the 2008 annual shareholders meeting. For his services, Mr. Geary will continue to receive $950,000 per year, payable in quarterly installments in advance through the term of the extension. Mr. Geary’s agreement is an exhibit to ResCare’s Report on Form 8-K filed on April 25, 2006.
Item 9.01	Financial Statements & Exhibits.
None

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: March 6, 2007	By	/s/ Ralph G. Gronefeld, Jr.

Ralph G. Gronefeld, Jr. CEO and President